Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2017 RESULTS

- Raises 2017 Annual AFFO per Share Guidance -

JERICHO, NY, October 25, 2017 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended September 30, 2017.

Highlights For The Third Quarter

•	Net earnings of $0.24 per share
•	Funds From Operations (FFO) of $0.42 per share
•	Adjusted Funds From Operations (AFFO) of $0.42 per share
•	Acquired 54 properties for $126.1 million
•	Issued 4.7 million shares of common stock for net proceeds of $104.3 million

Christopher J. Constant, Getty’s President & Chief Executive Officer stated, “We are pleased that the strength of our core net lease business, bolstered by the success of our acquisition strategy, is allowing us to raise our guidance for the remainder of the year. With the addition of 103 properties for $213.6 million, in the aggregate, to our portfolio year-to-date, we have significantly enhanced our convenience store and gasoline station portfolio both, in terms of geographic and tenant diversification. Additionally, we completed our second redevelopment project during the quarter, and continue to make steady progress in our ongoing program to convert certain locations to alternative single-tenant net lease retail uses. With a well-positioned balance sheet, along with a combination of organic and external growth opportunities, we believe we are poised to continue to deliver additional shareholder value.”

Net Earnings

The Company reported net earnings for the quarter ended September 30, 2017, of $9.3 million, or $0.24 per share, as compared to net earnings of $8.8 million, or $0.26 per share, for the same period in 2016. The Company reported net earnings for the nine months ended September 30, 2017, of $34.2 million, or $0.94 per share, as compared to net earnings of $30.1 million, or $0.88 per share, for the same period in 2016. Net earnings for both the quarter and nine months ended September 30, 2017 and 2016, were impacted by certain items as described in Notable Items below.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended September 30, 2017, was $16.2 million, or $0.42 per share, as compared to $16.2 million, or $0.47 per share, for the same period in 2016. FFO for the nine months ended September 30, 2017, was $54.3 million, or $1.49 per share, as compared to $46.3 million, or $1.36 per share, for the same period in 2016.

AFFO for the quarter ended September 30, 2017, was $16.3 million, or $0.42 per share, as compared to $15.4 million, or $0.45 per share, for the same period in 2016. AFFO for the nine months ended September 30, 2017, was $49.5 million, or $1.36 per share, as compared to $43.0 million, or $1.26 per share, for the same period in 2016.

FFO and AFFO for both the quarter and nine months ended September 30, 2017 and 2016, were impacted by certain items as described in Notable Items below.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Notable Items

Results for the quarter ended September 30, 2017, included $0.5 million of environmental insurance reimbursements and other income, which resulted in a net benefit to the Company of $0.01 per share. Results for the quarter ended September 30, 2016, included $0.8 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, which resulted in a net benefit to the Company of $0.02 per share, in the aggregate.

Results for the nine months ended September 30, 2017, included $4.6 million of environmental insurance reimbursements, funds received from an environmental legal settlement and other income, which resulted in a net benefit to the Company of $0.12 per share, in the aggregate. Results for the nine months ended September 30, 2016, included $2.0 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by a $0.8 million environmental litigation reserve, which resulted in a net benefit to the Company of $0.04 per share, in the aggregate.

Results of Operations

Revenues from rental properties in continuing operations increased by $0.9 million to $24.9 million for the quarter ended September 30, 2017, as compared to $24.0 million for the same period in 2016. Revenues from rental properties in continuing operations were $73.2 million for the nine months ended September 30, 2017, as compared to $71.9 million for the same period in 2016. The increase in revenues from rental properties for the quarter and nine months ended September 30, 2017, was primarily due to revenue from the properties acquired during the nine months ended September 30, 2017.

Property costs from continuing operations were $5.3 million for the quarter ended September 30, 2017, as compared to $5.2 million for the same period in 2016. Property costs from continuing operations were reduced by $0.9 million to $15.4 million for the nine months ended September 30, 2017, as compared to $16.3 million for the same period in 2016. The decline in property costs for the nine months ended September 30, 2017, was principally due to a reduction in reimbursable tenant expenses, real estate taxes and other state and local taxes.

Environmental expenses from continuing operations were $1.0 million for the quarter ended September 30, 2017, as compared to $0.9 million for the same period in 2016. Environmental expenses from continuing operations were reduced by $1.8 million to $0.9 million for the nine months ended September 30, 2017, as compared $2.7 million for the same period in 2016. The reduction in environmental expenses for the nine months ended September 30, 2017, was principally due to changes in net environmental remediation costs and a decrease in litigation loss reserves offset by increases in legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations were $3.4 million for the quarter ended September 30, 2017, as compared to $3.3 million for the same period in 2016. General and administrative expenses from continuing operations decreased by $0.5 million to $10.6 million for the nine months ended September 30, 2017, as compared to $11.1 million for the same period in 2016. The change in general and administrative expenses for the nine months ended September 30, 2017, was principally due to reductions in legal and professional fees, and non-recurring employee related expenses offset by an increase in recurring employee related expenses.

Impairment charges in continuing operations were $2.2 million for the quarter ended September 30, 2017, as compared to $1.2 million for the same period in 2016. Impairment charges in continuing operations were $6.5 million for the nine months ended September 30, 2017, as compared to $5.3 million for the same period in 2016. Impairment charges in continuing operations for the quarter and nine months ended September 30, 2017 and 2016, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Portfolio Activities

During the quarter ended September 30, 2017, the Company acquired fee simple interests in 54 properties for $126.1 million, in the aggregate. During the nine months ended September 30, 2017, the Company acquired fee simple interests in 64 properties for $143.9 million, in the aggregate.

On September 6, 2017, the Company completed its previously announced transaction with Empire Petroleum Partners, LLC (“Empire”), whereby the Company acquired fee simple interests in 49 convenience store and gasoline station properties for $123.1 million and entered into a unitary lease with Empire at the closing of the transaction.

Subsequent to September 30, 2017, the Company completed its previously announced transaction with a U.S. subsidiary of Applegreen PLC, whereby the Company acquired fee simple interests in 38 properties for $68.3 million and entered into a unitary lease with the Applegreen subsidiary at the closing of the transaction. Also, subsequent to September 30, 2017, the Company acquired the fee simple interest in one property for a purchase price of $1.4 million. Year to date in 2017, the Company has acquired fee simple interests in 103 properties for $213.6 million, in the aggregate.

During the quarter ended September 30, 2017, the Company sold one property for $0.4 million. During the nine months ended September 30, 2017, the Company sold nine properties for $2.8 million, in the aggregate.

Redevelopment Activities

During the third quarter of 2017, the Company completed its second redevelopment project. As of September 30, 2017, the Company is actively redeveloping 10 of its former convenience store and gas station properties for alternative single-tenant net lease retail uses. As of September 30, 2017, the Company had signed leases on four properties, which are currently part of its net lease portfolio. These properties are expected to be recaptured from their current leases and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of September 30, 2017, the Company had $320.0 million of outstanding indebtedness with a weighted average interest rate of 4.9%. The Company’s indebtedness consisted of $95.0 million drawn on its Credit Agreement and $225.0 million of Senior Unsecured Notes. Total cash and cash equivalents were $18.0 million as of September 30, 2017.

On July 10, 2017, the Company sold 4.7 million shares of common stock. The Company received net proceeds from the offering of $104.3 million, after deducting the underwriting discount and offering expenses. The net proceeds of the offering were used to repay amounts outstanding under the Company’s Revolving Facility and subsequently were used to fund acquisitions.

2017 Guidance

The Company is raising its 2017 AFFO guidance to a range of $1.60 to $1.64 per share, from $1.54 to $1.60 per share. The Company’s guidance excludes the effect of Notable Items, as discussed above, that are not representative of the Company’s core business or are not likely to occur on a regular basis. Through the nine months ended September 30, 2017, such Notable Items resulted in a net benefit of $0.12 per share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities, but does include the impact of the Company’s common stock offering in July 2017 and the closing of the Empire and Applegreen transactions. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s Third Quarter Earnings Conference Call is scheduled for Thursday, October 26, 2017, at 8:30 a.m. EDT. To participate in the call, please dial (800) 289-0548, or (719) 457-2654 for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Thursday, October 26, 2017, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Thursday, November 2, 2017. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 6837640.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of September 30, 2017, the Company owned 792 properties and leased 81 properties from-third party landlords in 27 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense, non-cash changes in environmental estimates and other unusual items. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs for business combinations are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) environmental accretion expense and changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess the sustainability of its operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND THOSE REGARDING THE COMPANY’S 2017 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2017	December 31, 2016
ASSETS:
Real estate:
Land	$552,782	$474,115
Buildings and improvements	353,272	306,980
Construction in progress	1,266	426
	907,320	781,521
Less accumulated depreciation and amortization	(130,352)	(120,576)
Real estate held for use, net	776,968	660,945
Real estate held for sale, net	—	645
Real estate, net	776,968	661,590
Investment in direct financing leases, net	90,261	92,097
Notes and mortgages receivable	31,672	32,737
Cash and cash equivalents	18,040	12,523
Restricted cash	820	671
Deferred rent receivable	32,506	29,966
Accounts receivable, net of allowance of $1,950 and $2,006, respectively	2,780	4,118
Prepaid expenses and other assets	51,738	43,604
Total assets	$1,004,785	$877,306
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$94,327	$123,801
Senior unsecured notes, net	224,637	174,743
Environmental remediation obligations	64,862	74,516
Dividends payable	11,165	9,742
Accounts payable and accrued liabilities	61,950	63,586
Total liabilities	456,941	446,388
Commitments and contingencies (notes 3, 4, 5 and 6)	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 39,501,071 and 34,393,114 shares issued and outstanding, respectively	395	344
Additional paid-in capital	599,212	485,659
Dividends paid in excess of earnings	(51,763)	(55,085)
Total shareholders’ equity	547,844	430,918
Total liabilities and shareholders’ equity	$1,004,785	$877,306

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Revenues from rental properties	$24,913	$23,989	$73,175	$71,936
Tenant reimbursements	3,799	3,736	10,716	10,846
Interest on notes and mortgages receivable	752	786	2,259	2,770
Total revenues	29,464	28,511	86,150	85,552
Operating expenses:
Property costs	5,307	5,220	15,368	16,262
Impairments	2,167	1,152	6,549	5,264
Environmental	1,045	890	931	2,653
General and administrative	3,395	3,257	10,562	11,107
Allowance (recoveries) for uncollectible accounts	139	(132)	200	(606)
Depreciation and amortization	4,678	5,411	13,465	14,649
Total operating expenses	16,731	15,798	47,075	49,329
Operating income	12,733	12,713	39,075	36,223
Gains on dispositions of real estate	163	11	339	5,376
Other income, net	881	644	4,992	1,418
Interest expense	(4,319)	(4,156)	(12,678)	(12,526)
Earnings from continuing operations	9,458	9,212	31,728	30,491
Discontinued operations:
(Loss) earnings from operating activities	(118)	(387)	2,422	(230)
(Loss) on dispositions of real estate	—	(21)	—	(178)
(Loss) earnings from discontinued operations	(118)	(408)	2,422	(408)
Net earnings	$9,340	$8,804	$34,150	$30,083
Basic and diluted earnings per common share:
Earnings from continuing operations	$0.24	$0.27	$0.87	$0.90
(Loss) earnings from discontinued operations	—	(0.01)	0.07	(0.02)
Net earnings	$0.24	$0.26	$0.94	$0.88
Weighted average common shares outstanding:
Basic and diluted	38,702	33,776	35,979	33,716

Dividends declared per common share	$0.28	$0.25	$0.84	$0.75

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net earnings	$9,340	$8,804	$34,150	$30,083
Depreciation and amortization of real estate assets	4,678	5,411	13,465	14,649
(Gains) loss on dispositions of real estate	(163)	10	(339)	(5,198)
Impairments	2,393	1,991	7,044	6,787
Funds from operations	16,248	16,216	54,320	46,321
Revenue recognition adjustments	(354)	(797)	(1,299)	(2,509)
Changes in environmental estimates	(397)	(1,069)	(6,116)	(3,804)
Accretion expense	825	1,056	2,621	3,020
Acquisition costs	-	20	-	20
Adjusted funds from operations	$16,322	$15,426	$49,526	$43,048
Basic and diluted per share amounts:
Earnings per share	$0.24	$0.26	$0.94	$0.88
Funds from operations per share	0.42	0.47	1.49	1.36
Adjusted funds from operations per share	$0.42	$0.45	$1.36	$1.26
Basic and diluted weighted average common shares outstanding	38,702	33,776	35,979	33,716

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com